                                                                    Exhibit 99.1

                       PRESS RELEASE DATED APRIL 22, 2004

[PERKIM ELMER LOGO]                                PERKINELMER, INC.
                                                   45 William Street
                                                   Wellesley, MA 02481-4078 USA
                                                   Phone:  781-431-4306
                                                   Fax:  781-431-4255
                                                   www.perkinelmer.com





FOR IMMEDIATE RELEASE
22 April 2004





                      PERKINELMER ANNOUNCES Q1 2004 RESULTS

-     10% REVENUE GROWTH

-     GAAP EPS OF $.10; THREEFOLD INCREASE OVER Q1 03


BOSTON - PerkinElmer, Inc. (NYSE: PKI), a global leader in health sciences and other advanced technology markets, today announced GAAP earnings per share of $.10 from continuing operations on revenue of $393.5 million for the first quarter ended March 28, 2004. The first quarter 2004 results include intangibles amortization of $7.1 million, or approximately $.04 per share. The Company reported earnings per share from continuing operations excluding intangibles amortization of $.14, which exceeded by $.01 the Thomson First Call(TM) consensus earnings per share estimate for the first quarter of 2004, and was at the high end of the Company's forecasted range for the quarter. Total GAAP net income for the first quarter of 2004 was $13.3 million, compared to $2.4 million for the first quarter of 2003.

Revenue in the first quarter of 2004 was $393.5 million, an increase of 10% from the first quarter of 2003, driven by revenue growth in all segments. The comparative increase in revenue by segment was comprised of growth of 7% in Life and Analytical Sciences, 4% in Optoelectronics, and 34% in Fluid Sciences. Foreign exchange rate fluctuations increased total reported revenue by approximately 5% in the first quarter of 2004.

GAAP operating margin during the first quarter of 2004 increased to 7.0%, up 160 basis points from 5.4% for the first quarter of 2003. First quarter 2004 operating margin excluding intangibles amortization was 8.8% compared to 7.4% for the first quarter of 2003, driven by higher revenue, cost productivity and quality improvements. The first quarter 2004 operating profit included a $1.2 million pre-tax charge related to the impairment of a non-strategic product line in Optoelectronics, that the Company will close later in 2004.

The Company generated operating cash flow of $26.6 million in the first quarter of 2004. Free cash flow, defined as operating cash flow of $26.6 million less capital expenditures of $3.3 million, was $23.3 million for the first quarter of 2004. During the first quarter of 2004, the Company reduced long-term debt by $45.0 million. Total debt at the end of the first quarter of 2004 was $504.3 million, down by approximately $256.0 million compared to the first quarter of 2003. Total debt net of cash and cash equivalents of $165.5 million was $338.9 million at the end of the first quarter of 2004, representing a decrease of $137.2 million from the end of the first quarter of 2003.

"We were pleased to deliver revenue growth across all three businesses, significant operating margin expansion and excellent cash flow in our first quarter of 2004," said Gregory L. Summe, Chairman and CEO of the Company. "With our improved cost structure and strengthened balance sheet, we are increasing our focus on driving revenue growth," added Summe.

Financial overview by reporting segment:

LIFE AND ANALYTICAL SCIENCES reported revenue of $249.2 million for the first quarter of 2004, up 7% from $232.2 million in the first quarter of 2003. This was generated by revenue growth in all businesses: BioPharma, Genetic Screening, Environmental and Chemical, and the Company's OneSource (TM) service business. By product category, instruments revenue was up 8%, reagents and consumables revenue increased 5%, and service revenue increased 10% during the first quarter of 2004 compared to the first quarter of 2003.

The segment's GAAP operating profit for the first quarter of 2004 was $16.0 million versus $11.6 million for the same period of 2003. As a percentage of sales, operating profit for the first quarter of 2004 increased to 6.4% compared to 5.0% for the first quarter of 2003. The operating profit for the first quarters of 2004 and 2003 included intangibles amortization of $6.6 million and $6.5 million, respectively.

OPTOELECTRONICS reported revenue of $86.7 million for the first quarter of 2004, an increase of 4% from revenue of $83.3 million in the first quarter of 2003. Revenue growth in our medical and biotech imaging business, and growth in specialty lighting revenue was partially offset by softness in certain sensors end markets during the quarter compared to the first quarter of 2003.

The segment's GAAP operating profit was $9.4 million for the first quarter of 2004 versus an operating profit of $8.7 million for the comparable period of 2003. As a percentage of sales, operating profit for the first quarter of 2004 and 2003 was 10.9% and 10.4%, respectively. The operating profit for each of the first quarters of 2004 and 2003 included intangibles amortization of $.3 million.

FLUID SCIENCES reported revenue of $57.5 million for the first quarter of 2004, up 34% from revenue of $42.9 million in the first quarter of 2003. Strong growth in semiconductor and aerospace revenue drove the increase during the quarter compared to the same period of 2003.

The segment's GAAP operating profit for the first quarter of 2004 was $8.3 million, versus $2.4 million in the first quarter of 2003. As a percentage of sales, operating profit for the first quarter of 2004 and 2003 was 14.5% and 5.5%, respectively. The operating profit for the first quarter of 2004 and 2003 included intangibles amortization of $.2 million and $.4 million, respectively.

"During the quarter we saw continued gradual strengthening in our end markets," continued Summe. "We remain focused on our customer excellence initiatives and acceleration of new product introductions to drive revenue growth, while delivering our financial commitments," added Summe.

For the second quarter of 2004, the Company projects EPS from continuing operations between $.14 and $.17 on a GAAP basis, including the negative impact of intangibles amortization of $.04 per share. Excluding the impact of intangibles amortization, the Company projects EPS from continuing operations between $.18 and $.21 for the second quarter of 2004.

The Company will discuss its first quarter results in a conference call on Friday, April 23, 2004 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the "Investor Corner" section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning 1:00 p.m. ET, Friday, April 23, 2004. The playback phone number is (719) 457-0820 and the code number is 342913.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of earnings per share and operating margin, in each case excluding amortization of acquisition-related intangible assets. We exclude the amortization of acquisition-related intangibles in calculating these non-GAAP measures because such amortization is outside of our normal operations. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. PerkinElmer's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making.

This press release also contains a non-GAAP measure of free cash flow. We define free cash flow as our net cash provided by operating activities minus our capital expenditures. We use free cash flow, and ratios based on this measure, to conduct and evaluate our business and, specifically, to determine incentive compensation, to allocate resources to debt repayment and for cash investing and financing activities. Therefore, we believe that these measures may be similarly useful and informative to investors.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits, to this press release.

FACTORS AFFECTING FUTURE PERFORMANCE

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important risk factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including risks related to cyclical downturns affecting several of the industries into which we sell our products, our failure to introduce new products in a timely manner, the impact of our debt on our cash flow and investment opportunities, our ability to comply with financial covenants contained in our credit agreements and debt instruments, risks related to our international operations, our ability to adjust our operations to address unexpected changes, our ability to execute acquisitions and license technologies and successfully integrate acquired businesses and licensed technologies into our existing business, the loss of any of our licenses that may require us to stop selling products or lose competitive advantage, competition, regulatory changes, our failure to obtain and enforce intellectual property protection, our defense of third party claims of patent infringement and our ability to realize the full value of our intangible assets, as well as other factors which we describe under the caption "Forward-Looking Information and Factors Affecting Future Performance" in our most recently filed annual report on Form 10-K. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader focused in the following businesses - Life and Analytical Sciences, Optoelectronics and Fluid Sciences. Combining operational excellence and technology expertise with an intimate understanding of our customers' needs, PerkinElmer provides products and services in health sciences and other advanced technology markets that require innovation, precision and reliability. The Company serves customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

                                      # # #
For further information:

Investor Contact:

Dan Sutherby
PerkinElmer, Inc.
(781) 431-4306

                       PERKINELMER, INC. AND SUBSIDIARIES

                                INCOME STATEMENTS

                                                                                           THREE MONTHS ENDED
                                                                                       ------------------------
 (In thousands, except share and per share data)                                       28-Mar-04      30-Mar-03
-------------------------------------------------                                      ---------      ---------
 SALES                                                                                 $ 393,451      $ 358,449
 Cost of Sales                                                                           241,513        219,280
 Research and Development Expenses                                                        20,628         20,852
 Selling, General and Administrative Expenses                                             95,870         92,879
 Restructuring Reversals, net                                                                 --           (445)
 Gains on Dispositions, net                                                                 (363)          (580)
 Impairment                                                                                1,160             --
 Amortization of Intangible Assets                                                         7,106          7,195
                                                                                       ---------      ---------

 OPERATING INCOME FROM CONTINUING OPERATIONS                                              27,537         19,268
 Extinguishment of Debt                                                                    1,166             --
 Interest Income                                                                            (485)        (1,017)
 Interest Expense                                                                          9,775         14,265
 Other (Income) Expense, Net                                                                (915)         1,099
                                                                                       ---------      ---------

 Income From Continuing Operations Before Income Taxes                                    17,996          4,921
 Provision for Income Taxes                                                                5,219          1,599
                                                                                       ---------      ---------
 NET INCOME FROM CONTINUING OPERATIONS                                                    12,777          3,322
 Loss From Discontinued Operations, Net of Income Tax                                         --           (980)
 Gain on Disposition of Discontinued Operations, Net of Income Tax                           494             20
                                                                                       ---------      ---------
 NET INCOME                                                                            $  13,271      $   2,362
                                                                                       =========      =========
 Diluted Earnings (Loss) Per Share:
 CONTINUING OPERATIONS                                                                 $    0.10      $    0.03
 Loss From Discontinued Operations, Net of Income Tax                                         --          (0.01)
 Gain on Disposition of Discontinued Operations, Net of Income Tax                            --             --
                                                                                       ---------      ---------
 NET INCOME                                                                            $    0.10      $    0.02
                                                                                       =========      =========

Weighted Average Diluted Shares of Common Stock Outstanding                              128,933        126,375



                        PREPARED IN ACCORDANCE WITH GAAP

ADDITIONAL SUPPLEMENTAL INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(per share, continuing operations)
GAAP Diluted EPS from Continuing Operations                                            $    0.10      $    0.03

Amortization of Intangible Assets, Net of Income Tax                                        0.04           0.04
                                                                                       ---------      ---------
EPS excluding Amortization of Intangible Assets                                        $    0.14      $    0.06
                                                                                       =========      =========

Thomson First Call(TM) EPS                                                             $    0.13
                                                                                       =========

                       PERKINELMER, INC. AND SUBSIDIARIES
                        SALES AND OPERATING PROFIT (LOSS)

                                                                     THREE MONTHS ENDED
                                                                --------------------------------
(In thousands)                                                  MARCH 28, 2004   MARCH 30, 2003
--------------                                                  --------------   --------------
LIFE AND ANALYTICAL SCIENCES            Sales                      $ 249,247      $ 232,200
                                        OP$ reported                  15,983         11,622
                                        OP% reported                     6.4%           5.0%
                                        Amortization expense           6,574          6,463
                                        OP$ excl. amortization        22,557         18,085
                                        OP% excl. amortization           9.1%           7.8%

OPTOELECTRONICS                         Sales                         86,717         83,302
                                        OP$ reported                   9,446          8,704
                                        OP% reported                    10.9%          10.4%
                                        Amortization expense             312            312
                                        OP$ excl. amortization         9,758          9,016
                                        OP% excl. amortization          11.3%          10.8%

FLUID SCIENCES                          Sales                         57,487         42,947
                                        OP$ reported                   8,309          2,380
                                        OP% reported                    14.5%           5.5%
                                        Amortization expense             220            420
                                        OP$ excl. amortization         8,529          2,800
                                        OP% excl. amortization          14.8%           6.5%

OTHER                                   OP$ reported                  (6,201)*       (3,438)


CONTINUING OPERATIONS                   Sales                      $ 393,451      $ 358,449
                                                                   =========      =========
                                        OP$ reported               $  27,537      $  19,268
                                                                   =========      =========
                                        OP% reported                     7.0%           5.4%
                                        Amortization expense       $   7,106      $   7,195
                                                                   =========      =========
                                        OP$ excl. amortization     $  34,643      $  26,463
                                                                   =========      =========
                                        OP% excl. amortization           8.8%           7.4%



(*) Includes impairment loss of $1.16M.

      SALES AND REPORTING OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP

                       PERKINELMER, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                      MARCH 28, 2004  DECEMBER 28, 2003  MARCH 30, 2003
                                                      --------------  -----------------  --------------
                                                                       (In thousands)
Current assets:
   Cash and cash equivalents                            $   165,471      $   191,499      $   129,777
   Cash held in escrow                                           --               --          154,463
   Accounts receivable                                      282,695          288,556          272,070
   Inventories                                              197,997          190,946          205,543
   Other current assets                                      98,357           95,297          154,432
   Current assets of discontinued operations                     --               --           12,030
                                                        -----------      -----------      -----------
         Total current assets                               744,520          766,298          928,315

Property, plant and equipment:
   At cost                                                  622,764          623,164          606,406
   Accumulated depreciation                                (366,899)        (355,008)        (308,100)
                                                        -----------      -----------      -----------
Net property, plant and equipment                           255,865          268,156          298,306
Marketable securities and investments                        10,590           10,874           12,999
Intangible assets                                           418,024          424,811          445,300
Goodwill, net                                             1,032,073        1,034,911          993,010
Other assets                                                100,099          102,669           74,125
Long-term assets of discontinued operations                      --               --            3,523
                                                        -----------      -----------      -----------
         Total assets                                   $ 2,561,171      $ 2,607,719      $ 2,755,578
                                                        ===========      ===========      ===========

Current liabilities:
   Short-term debt                                      $     4,979      $     5,167      $   161,066
   Accounts payable                                         143,057          154,661          132,683
   Accrued restructuring and integration costs                6,016            8,055           36,057
   Accrued expenses                                         291,407          284,132          296,522
   Current liabilities of discontinued operations                --               --            1,165
                                                        -----------      -----------      -----------
         Total current liabilities                          445,459          452,015          627,493

Long-term debt                                              499,369          544,307          599,272
Long-term liabilities                                       261,667          262,347          268,186
Long-term liabilities of discontinued operations                 --               --            2,068
                                                        -----------      -----------      -----------
         Total liabilities                                1,206,495        1,258,669        1,497,019
Commitments and contingencies
         Total stockholders' equity                       1,354,676        1,349,050        1,258,559
                                                        -----------      -----------      -----------
         Total liabilities and stockholders' equity     $ 2,561,171      $ 2,607,719      $ 2,755,578
                                                        ===========      ===========      ===========








                        PREPARED IN ACCORDANCE WITH GAAP

                       PerkinElmer, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                         THREE MONTHS ENDED
                                                                    -------------------------------
                                                                    MARCH 28, 2004   MARCH 30, 2003
                                                                    --------------   --------------
                                                                            (IN THOUSANDS)
OPERATING ACTIVITIES:

  Net income                                                            $  13,271      $   2,362
  Add loss from discontinued operations, net of income taxes                   --            980
  Add net gain on disposition of discontinued operations                     (494)           (20)
                                                                        ---------      ---------
  Net income from continuing operations                                    12,777          3,322
                                                                        ---------      ---------
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
    Stock based compensation                                                  806            700
    Amortization of debt discount and issuance costs                        2,211          2,866
    Depreciation and amortization                                          19,483         18,801
    Impairment                                                              1,160             --
    Gains on dispositions                                                    (363)          (580)
Changes in operating assets and liabilities:
       Accounts receivable                                                  5,334         37,342
       Inventories                                                         (7,030)         1,406
       Accounts payable                                                   (11,967)       (14,710)
       Accrued restructuring and integration costs                         (2,039)        (4,557)
       Accrued expenses and other                                           5,427        (21,685)
                                                                        ---------      ---------
NET CASH PROVIDED BY CONTINUING OPERATIONS                                 25,799         22,905
                                                                        ---------      ---------
Net Cash Provided by Discontinued Operations                                  757          1,164
                                                                        ---------      ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                  26,556         24,069
                                                                        ---------      ---------
INVESTING ACTIVITIES:

  Cash withdrawn from escrow to repay deb                                      --         32,509
  Capital expenditures                                                     (3,297)        (3,461)
  Proceeds from disposition of businesses, PP&E, net                        2,056             --
  Settlement of the disposition of business, net                               --           (575)
  Proceeds related to acquisitions, net of cash acquired                       --          2,126
                                                                        ---------      ---------
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                        (1,241)        30,599
                                                                        ---------      ---------
FINANCING ACTIVITIES:
  Payment of debt issuance costs                                               --         (1,356)
  Prepayment of zero coupon convertible notes                                  --        (32,509)
  Prepayment of term loan debt                                            (45,000)       (15,000)
  (Decrease) increase in other credit facilities                             (464)           211
  Proceeds from issuance of common stock for employee benefit plans         3,658             --
  Cash dividends                                                           (8,904)        (8,833)
                                                                        ---------      ---------
NET CASH USED IN FINANCING ACTIVITIES                                     (50,710)       (57,487)
                                                                        ---------      ---------
Effect of Exchange Rate Changes on Cash and Cash Equivalents                 (633)         1,981
                                                                        ---------      ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                 (26,028)          (838)

Cash and Cash Equivalents at Beginning of Period                          191,499        130,615
                                                                        ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $ 165,471      $ 129,777
                                                                        =========      =========



                        PREPARED IN ACCORDANCE WITH GAAP